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Filed Pursuant to Rule 424(b)(2)
A filing fee of $7,619.74, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered from the registration statement (File No. 333-133115) by means of this prospectus supplement

P R O S P E C T U S     S U P P L E M E N T
(To prospectus dated April 7, 2006)

3,900,000 Shares

Ventas, Inc.

Common Stock

        Ventas, Inc. is selling all of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus. Our common stock is listed on the New York Stock Exchange under the symbol "VTR." On January 28, 2008, the last reported sale price for our common stock was $45.15 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$43.23	$168,597,000
Underwriting discount	$0.45	$1,755,000
Proceeds, before expenses, to us	$42.78	$166,842,000

        The underwriter may also purchase up to an additional 585,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of common stock to purchasers on or about February 1, 2008.

UBS Investment Bank

The date of this prospectus supplement is January 28, 2008.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

i

        Unless the context otherwise requires, the following terms used in this prospectus supplement will have the meanings below:

    •
    the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

    •
    the term "Ventas Realty" refers to Ventas Realty, Limited Partnership, a Delaware limited partnership;

    •
    the term "ETOP" refers to ElderTrust Operating Limited Partnership, a Delaware limited partnership;

    •
    the term "Sunrise" refers to Sunrise Senior Living, Inc., a Delaware corporation, together with its subsidiaries; and

    •
    the term "Sunrise REIT" refers to Sunrise Senior Living Real Estate Investment Trust, a real estate investment trust established under the laws of the Province of Ontario, for all periods prior to our acquisition of the assets of Sunrise REIT.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us, our common stock and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all of these documents.

Ventas, Inc.

        We are a healthcare real estate investment trust ("REIT") with a geographically diverse portfolio of seniors housing and healthcare-related properties in the United States and Canada. As of September 30, 2007, this portfolio consisted of 252 seniors housing communities, 197 skilled nursing facilities, 42 hospitals and 23 medical office and other properties in 43 U.S. states and two Canadian provinces, including 77 seniors housing communities we acquired from Sunrise REIT on April 26, 2007. With the exception of our medical office buildings and our seniors housing communities that are managed by Sunrise pursuant to long-term management agreements, we lease these properties to healthcare operating companies under "triple-net" or "absolute net" leases, which require the tenants to pay all property-related expenses. We also had real estate loan investments relating to seniors housing and healthcare-related third parties as of September 30, 2007.

        We conduct substantially all of our business through our wholly owned subsidiaries, Ventas Realty, PSLT OP, L.P. and Ventas SSL, Inc., and ETOP, in which we own substantially all of the partnership units. Our primary business consists of financing, owning and leasing seniors housing and healthcare-related properties and leasing or subleasing those properties to third parties or operating those properties through independent third party managers.

        Our business strategy is comprised of two primary objectives: (1) diversifying our portfolio of properties; and (2) increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type, geography and reimbursement source through investments in, and acquisitions and/or development of, additional seniors housing and/or healthcare-related assets across a wide spectrum.

        Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000. We maintain a website on the Internet at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement as an inactive textual reference only.

The Offering

        For a description of our common stock, see "Description of Ventas, Inc. Common Stock" in the accompanying prospectus.

Securities offered by us	3,900,000 shares of common stock.
Common stock to be outstanding after this offering	137,550,785 shares.
Use of proceeds
We intend to use the net proceeds from this offering to repay indebtedness outstanding under our revolving credit facility and for working capital and other general corporate purposes, including to fund future acquisitions, if any. See "Use of Proceeds."
Restrictions on ownership and transfer
Our amended and restated certificate of incorporation contains restrictions on ownership and transfer of our common stock intended to assist us in maintaining our status as a REIT for federal and/or state income tax purposes. For example, our amended and restated certificate of incorporation generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9% of our outstanding shares of common stock, as more fully described in the section entitled "Description of Ventas, Inc. Common Stock" in the accompanying prospectus.
Risk factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
New York Stock Exchange symbol	VTR

        Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriter's overallotment option. See "Underwriting." The number of shares to be outstanding after this offering as shown above is based on 133,650,785 shares of our common stock outstanding as of December 31, 2007.

RISK FACTORS

        Investing in our common stock will provide you with an equity ownership in Ventas. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the risk factors as well as other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

USE OF PROCEEDS

        We expect to receive approximately $166.5 million (approximately $191.5 million if the underwriter's overallotment option is exercised in full) in net proceeds from this offering, after deducting the underwriting discount and expenses of this offering.

        We intend to use the net proceeds from this offering to repay indebtedness outstanding under our revolving credit facility and for working capital and other general corporate purposes, including to fund future acquisitions, if any.

        As of January 28, 2008, we had $121.6 million of outstanding indebtedness under our revolving credit facility (excluding outstanding letters of credit of $4.7 million), and the weighted average interest rate for the outstanding balance was 5.3%. The revolving credit facility matures on April 26, 2009, but may be extended for an additional year at our option upon satisfaction of certain conditions. In the future, we expect to reborrow under our revolving credit facility for working capital and other general corporate purposes, including to fund future acquisitions, if any. UBS Loan Finance LLC, an affiliate of UBS Securities LLC, is a lender under our revolving credit facility and will therefore receive a portion of the proceeds from this offering.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement among us, Ventas Realty and UBS Securities LLC as the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, all of the shares of our common stock offered by this prospectus supplement.

        We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter has advised us that it proposes initially to offer the shares to the public at the public offering price appearing on the cover page of this prospectus supplement. After this offering, the public offering price may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. This information assumes either no exercise or full exercise by the underwriter of its overallotment option.

	Per Share	Without Option	With Option
Public offering price	$43.23	$168,597,000	$193,886,550
Underwriting discount	$0.45	$1,755,000	$2,018,250
Proceeds, before expenses	$42.78	$166,842,000	$191,868,300

        The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $350,000 and are payable by us.

Overallotment Option

        We have granted an option to the underwriter to purchase up to 585,000 additional shares at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount, solely to cover overallotments. The underwriter may exercise this option for 30 days from the date of this prospectus supplement.

No Sales of Similar Securities

        We and each of our executive officers have agreed, with limited exceptions, not to sell or transfer any common stock for 60 days after the date of this prospectus supplement without first obtaining the written consent of UBS Securities LLC. However, Debra A. Cafaro, our Chairman, President and Chief Executive Officer, will be permitted to continue to sell certain shares of common stock pursuant to a previously adopted, non-discretionary, written trading plan that complies with Commission Rule 10b5-1. Specifically, we and each of our executive officers have agreed, subject to certain exceptions, not to, directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock;

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  sell any option or contract to purchase any common stock;

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  purchase any option or contract to sell any common stock;

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  grant any option, right or warrant for the sale of any common stock;

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  lend or otherwise dispose of or transfer any common stock;

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  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;

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  file with the Commission a registration statement under the Securities Act relating to any additional shares of common stock; or

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  publicly disclose the intention to effect any transaction described in the above bullet points.

        This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. The lockup applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

        In the event that we notify the underwriter in writing that we do not intend to proceed with this offering, if the underwriting agreement does not become effective, or if the underwriting agreement is terminated prior to payment for and delivery of our common stock, the lockup provisions will be released.

New York Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR."

Price Stabilization and Short Positions

        Until the distribution of the shares is completed, Commission rules may limit the ability of the underwriter to bid for or purchase our common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

        If the underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of those purchases.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

        In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriter will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may agree with us to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus is available on the Internet web site maintained by the underwriter for its subscription customers. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on web sites is not part of this prospectus supplement or the accompanying prospectus.

Compliance with Non-U.S. Laws and Regulations

        The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers shares of our common stock or has in its possession or distributes this prospectus supplement or the accompanying prospectus.

Other Relationships

        The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. UBS Loan Finance LLC, an affiliate of UBS Securities LLC, is a lender under our revolving credit facility and will therefore receive a portion of the proceeds from this offering.

LEGAL MATTERS

        T. Richard Riney, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, and Willkie Farr & Gallagher LLP, New York, New York, will pass upon certain legal matters for us in connection with the common stock offered by this prospectus supplement and the accompanying prospectus. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriter. Mr. Riney owns shares of our common stock and options to purchase shares of our common stock.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K filed with the Commission on October 12, 2007 and in our Annual Report on Form 10-K for the year ended December 31, 2006, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports thereon, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Our consolidated financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational reporting requirements of the Securities Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the Commission. Reports, proxy statements, information statements and other information filed by us with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained from the Public Reference Section of the Commission located at 100 Fifth Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy statements, information statements and other information regarding us. The Commission's web site address is http://www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our web site at www.ventasreit.com. Information on our web site is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus supplement, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus supplement the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange

Act after the date of this prospectus supplement until all of the shares of our common stock offered under this prospectus supplement and the accompanying prospectus are sold:

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  our Annual Report on Form 10-K for the year ended December 31, 2006;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

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  our Current Reports on Form 8-K filed on January 5, 2007 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure), January 19, 2007 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure), February 21, 2007 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition or under Item 7.01, Regulation FD Disclosure), March 23, 2007, March 30, 2007, April 12, 2007 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure), May 1, 2007 (as amended by our Current Report on Form 8-K/A filed on July 9, 2007), May 3, 2007, May 14, 2007, May 17, 2007, May 22, 2007, May 24, 2007, June 7, 2007, July 9, 2007, August 1, 2007, September 6, 2007, October 12, 2007 and November 28, 2007;

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  our Proxy Statement filed on April 23, 2007 for our 2007 Annual Meeting of Stockholders; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Counsel
Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
(502) 357-9000

        We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporate by reference into this document. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PROSPECTUS

Ventas, Inc.
Preferred Stock, Depositary Shares,
Common Stock, Warrants and Debt Securities
Ventas Realty, Limited Partnership and
Ventas Capital Corporation
Debt Securities

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty, Limited Partnership, Ventas Capital Corporation and the Subsidiary Guarantors
Guarantees of Debt Securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation
by Ventas, Inc. and the Subsidiary Guarantors (as defined herein)

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings:

    •
    preferred stock;

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    depositary shares;

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    common stock;

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    warrants; and

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    debt securities.

        These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas, Inc. may be fully and unconditionally guaranteed by certain of its subsidiaries, which may include Ventas Realty Limited Partnership, Ventas Capital Corporation and the Subsidiary Guarantors, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership and Ventas Capital Corporation may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation may be fully and unconditionally guaranteed by Ventas, Inc. and certain of its subsidiaries, which may include the Subsidiary Guarantors, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        See "Risk Factors" on page 11 for a discussion of matters that you should consider before investing in these securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $32.25 per share on April 6, 2006. None of the other securities offered by this prospectus are currently publicly traded.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2006.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Commission and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" or similar terms and "Ventas" mean Ventas, Inc. together with its subsidiaries;

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  references in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership;

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  references in this prospectus to "Ventas LLC" mean Ventas LP Realty, L.L.C.;

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  references in this prospectus to "Ventas Capital" mean Ventas Capital Corporation;

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  references in this prospectus to "Ventas Finance" mean Ventas Finance I, LLC;

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  references in this prospectus to "ETOP" mean ElderTrust Operating Limited Partnership;

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  references in this prospectus to "Ventas Provident" mean Ventas Provident, LLC; and

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  references in this prospectus to the "Subsidiary Guarantors" mean, collectively, Ventas LLC, Ventas Healthcare Properties, Inc., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC, Ventas Provident, Ventas Finance I, Inc., Ventas Finance I, LLC, Ventas Specialty I, Inc., Ventas Specialty I, LLC, ElderTrust, ETOP, ET Capital Corp., ET Sub-Berkshire Limited Partnership, ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Highgate, L.P., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Lehigh Limited Partnership, ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Sanatoga Limited Partnership, ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C., ET Sub-Willowbrook Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., ET Wayne Finance, L.L.C., ET Wayne Finance, Inc., ET Sub-Woodbridge, L.P., PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale

    Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC.

CAUTIONARY STATEMENTS

Forward-Looking Statements

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, which we refer to in this prospectus as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from our expectations. We do not undertake any duty to update such forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially depending on a variety of factors discussed in our filings with the Commission and under "Risk Factors." Factors that may affect our plans or results include, without limitation:

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  the ability and willingness of our operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with us;

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  the ability and willingness of Kindred Healthcare, Inc., which we refer to in this prospectus together with its subsidiaries as Kindred, Brookdale Living Communities, Inc., which we refer to in this prospectus together with its subsidiaries as Brookdale, and Alterra Healthcare Corporation, which we refer to in this prospectus together with its subsidiaries as Alterra, to meet and/or perform their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities under our respective contractual arrangements with Kindred, Brookdale and Alterra;

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  the ability of our operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities;

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  our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States;

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  the nature and extent of future competition;

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  the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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  increases in our cost of borrowing;

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  the ability of our operators to deliver high quality care and to attract patients;

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  the results of litigation affecting us;

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  changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete;

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  our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

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  the movement of interest rates and the resulting impact on the value of and accounting for our interest rate swap agreement;

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  our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

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  final determination of our taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006;

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  the ability and willingness of our tenants to renew their leases with us upon expiration of the leases and our ability to relet our properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants;

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  the impact on the liquidity, financial condition and results of operations of our operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of our operators, tenants and borrowers to accurately estimate the magnitude of such liabilities; and

  •
  the value of our reset right with Kindred, which we refer to in this prospectus as the Reset Right, which is dependent on a variety of factors and is highly speculative.

        Many of these factors are beyond our control and the control of our management.

Kindred and Brookdale Senior Living Information

        Kindred is subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. During the fourth quarter of 2005, Brookdale Senior Living Inc., which we refer to in this prospectus together with its subsidiaries, which include Brookdale and Alterra, as Brookdale Senior Living, completed the initial public offering of its common stock pursuant to a registration statement on Form S-1, which contains combined financial and other information of Brookdale and Alterra. As a result, Brookdale Senior Living is also now subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Kindred and Brookdale Senior Living contained or incorporated by reference in this prospectus is derived from filings made by Kindred or Brookdale Senior Living, as the case may be, with the Commission or other publicly available information, or has been provided to us by Kindred or Brookdale Senior Living. We have not verified this information either through an independent investigation or by reviewing Kindred's or Brookdale Senior Living's public filings. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you that all of this information is accurate. Kindred's and Brookdale Senior Living's filings with the Commission can be found at the Commission's website at www.sec.gov. We are providing this data for informational purposes only, and you are encouraged to obtain Kindred's and Brookdale Senior Living's publicly available filings from the Commission.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. To fully understand our business, you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Ventas

        We are a healthcare REIT with a geographically diverse portfolio of healthcare-related and seniors housing facilities in the United States. As of December 31, 2005, this portfolio consisted of 200 skilled nursing facilities, 41 hospitals and 139 seniors housing and other facilities in 42 states. Except with respect to our medical office buildings, we lease these facilities to healthcare operating companies under "triple-net" or "absolute-net" leases, which require the tenants to pay all property-related expenses. As of December 31, 2005, Kindred leased 225 of our facilities. We also had real estate loan investments relating to 30 healthcare-related and seniors housing facilities as of December 31, 2005.

        We conduct substantially all of our business through our wholly owned subsidiaries, Ventas Realty, PSLT OP, L.P. and Ventas Finance, and ETOP, in which we own substantially all of the partnership units. Our primary business consists of financing, owning and leasing healthcare-related and seniors housing facilities and leasing or subleasing those facilities to third parties.

        Our business strategy is comprised of two primary objectives: (1) diversifying our portfolio of properties and (2) increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type, geography and reimbursement source through investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets across a wide spectrum.

        Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000.

Ventas Realty

        Ventas Realty is a limited partnership organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc. For more information about Ventas Realty, see "—Ventas" above.

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the debt securities of Ventas Realty and Ventas Capital should not expect Ventas Capital to participate in servicing the interest on or principal of those debt securities.

Ventas LLC

        Ventas LLC is a limited liability company organized under the laws of the State of Delaware. Ventas, Inc. is the sole member of Ventas LLC. Ventas LLC owns a 1% limited partnership interest in Ventas Realty and conducts no other business and owns no other assets.

Ventas Healthcare Properties, Inc.

        Ventas Healthcare Properties, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas TRS, LLC

        Ventas TRS, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Management, LLC

        Ventas Management, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Framingham, LLC

        Ventas Framingham, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Sun LLC

        Ventas Sun LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Cal Sun LLC

        Ventas Cal Sun LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Finance I, Inc.

        Ventas Finance I, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Finance

        Ventas Finance is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Finance I, Inc.

Ventas Specialty I, Inc.

        Ventas Specialty I, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Specialty I, LLC

        Ventas Specialty I, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Specialty I, Inc.

ElderTrust

        ElderTrust is a real estate investment trust organized under the laws of the State of Maryland. It is a wholly owned direct subsidiary of Ventas, Inc.

ETOP

        ETOP is a limited partnership organized under the laws of the State of Delaware. Ventas, Inc. and ElderTrust collectively own substantially all of the partnership units of ETOP.

ET Capital Corp.

        ET Capital Corp. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Berkshire, LLC

        ET Berkshire, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Berkshire Limited Partnership

        ET Sub-Berkshire Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Berkshire, LLC is the general partner of and owns a 1% interest in ET Sub-Berkshire Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Berkshire Limited Partnership.

Cabot ALF, L.L.C.

        Cabot ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Cleveland ALF, L.L.C.

        Cleveland ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Heritage Woods, L.L.C.

        ET Sub-Heritage Woods, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET GENPAR, L.L.C.

        ET GENPAR, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Highgate, L.P.

        ET Sub-Highgate, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Highgate, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Highgate, L.P.

ET Sub-Lacey I, L.L.C.

        ET Sub-Lacey I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Lehigh, LLC

        ET Lehigh, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Lehigh Limited Partnership

        ET Sub-Lehigh Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Lehigh, LLC. is the general partner of and owns a 1% interest in ET Sub-Lehigh

Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Lehigh Limited Partnership.

ET Sub-Lopatcong, L.L.C.

        ET Sub-Lopatcong, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Pennsburg Finance, L.L.C.

        ET Pennsburg Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

        ET Sub-Pennsburg Manor Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Pennsburg Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

ET Sub-Phillipsburg I, L.L.C.

        ET Sub-Phillipsburg I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pleasant View, L.L.C.

        ET Sub-Pleasant View, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Rittenhouse Limited Partnership, L.L.P.

        ET Sub-Rittenhouse Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Rittenhouse Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Rittenhouse Limited Partnership, L.L.P.

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

        ET Sub-Riverview Ridge Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P.

ET Sanatoga, LLC

        ET Sanatoga, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Sanatoga Limited Partnership

        ET Sub-Sanatoga Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Sanatoga, LLC is the general partner of and owns a 1% interest in ET Sub-Sanatoga Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Sanatoga Limited Partnership.

ET Sub-SMOB, L.L.C.

        ET Sub-SMOB, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Vernon ALF, L.L.C.

        Vernon ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Willowbrook Limited Partnership, L.L.P.

        ET Sub-Willowbrook Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Willowbrook Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Willowbrook Limited Partnership, L.L.P.

ET Sub-Wayne I Limited Partnership, L.L.P.

        ET Sub-Wayne Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Wayne Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Wayne I Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Wayne I Limited Partnership, L.L.P.

ET Wayne Finance, L.L.C.

        ET Wayne Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Wayne Finance, Inc.

        ET Wayne Finance, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Woodbridge, L.P.

        ET Sub-Woodbridge, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Woodbridge, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Woodbridge, L.P.

PSLT GP, LLC

        PSLT GP, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Provident.

PSLT OP, L.P.

        PSLT OP, L.P. is a limited partnership organized under the laws of the State of Delaware. PSLT GP, LLC is the general partner of and owns a 1% interest in PSLT OP, L.P. Ventas Provident owns a 97.55% limited partnership interest in PSLT OP, L.P. ETOP owns a 1.45% limited partnership interest in PSLT OP, L.P.

PSLT-BLC Properties Holdings, LLC

        PSLT-BLC Properties Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

Brookdale Living Communities of Arizona-EM, LLC

        Brookdale Living Communities of Arizona-EM, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California, LLC

        Brookdale Living Communities of California, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-RC, LLC

        Brookdale Living Communities of California-RC, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-San Marcos, LLC

        Brookdale Living Communities of California-San Marcos, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-2960, LLC

        Brookdale Living Communities of Illinois-2960, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-II, LLC

        Brookdale Living Communities of Illinois-II, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

BLC of California-San Marcos, L.P.

        BLC of California-San Marcos, L.P. is a limited partnership organized under the laws of the State of Delaware. Brookdale Living Communities of California-San Marcos, LLC is general partner of and owns a 1% interest in BLC of California-San Marcos, L.P. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in BLC of California-San Marcos, L.P.

Brookdale Holdings, LLC

        Brookdale Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Indiana-OL, LLC

        Brookdale Living Communities of Indiana-OL, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Massachusetts-RB, LLC

        Brookdale Living Communities of Massachusetts-RB, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Minnesota, LLC

        Brookdale Living Communities of Minnesota, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of New York-GB, LLC

        Brookdale Living Communities of New York-GB, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Washington-PP, LLC

        Brookdale Living Communities of Washington-PP, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

The Ponds of Pembroke Limited Partnership

        The Ponds of Pembroke Limited Partnership is a limited partnership organized under the laws of the State of Illinois. Brookdale Holdings, LLC is general partner of and owns a 1% interest in The Ponds of Pembroke Limited Partnership. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in The Ponds of Pembroke Limited Partnership.

River Oaks Partners

        River Oaks Partners is a general partnership organized under the laws of the State of Illinois. Brookdale Holdings, LLC is a general partner of and owns a 1% interest in River Oaks Partners. PSLT-BLC Properties Holdings, LLC is a general partner of and owns a 99% interest in River Oaks Partners.

PSLT-ALS Properties Holdings, LLC

        PSLT-ALS Properties Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

PSLT-ALS Properties I, LLC

        PSLT-ALS Properties I, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-ALS Properties Holdings, LLC.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  •
  the risks described in Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus;

  •
  the risks described in ETOP's Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus; and

  •
  any risks that may be described in other filings we or ETOP make with the Commission or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use our net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and businesses and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated. To date, we have not issued preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges shown below.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	1.58x	1.45x	2.44x	2.52x	2.19x

        For this ratio, earnings consist of earnings before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of Ventas, Inc.'s common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Certificate of Incorporation, as amended, and Ventas, Inc.'s Third Amended and Restated Bylaws, as amended, each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read Ventas, Inc.'s Certificate of Incorporation and Third Amended and Restated Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        Ventas, Inc.'s Certificate of Incorporation provides that Ventas, Inc. may issue up to 180,000,000 shares of common stock, par value $0.25 per share. As of March 31, 2006, 103,850,175 shares of common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of Ventas, Inc.'s Certificate of Incorporation, holders of shares of common stock are entitled to receive distributions if, as and when authorized and declared by the Board of Directors out of assets legally available therefore and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities. Subject to certain provisions of Ventas, Inc.'s Certificate of Incorporation, shares of common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of greater than 9% of our outstanding common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the shares or (2) the market price on the date we buy the shares, and may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations. On June 24, 2003, we granted such a waiver from the 9% ownership limitation provisions of Ventas, Inc.'s Certificate of Incorporation to Cohen & Steers Capital Management, Inc. Under the waiver, Cohen & Steers may beneficially own, in the aggregate, up to 14%, in number of shares or value, of our common stock.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Ventas, Inc.'s preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purports to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Certificate of Incorporation, as amended, and the certificate of designation relating to the applicable series of preferred stock that we will file with the Commission, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read Ventas, Inc.'s Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        Ventas, Inc.'s Certificate of Incorporation provides that Ventas, Inc. may issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, of which 65,000 shares have been designated as Series A Preferred Stock and 300,000 shares have been designated as Series A Participating Preferred Stock. As of March 31, 2006, no shares of preferred stock were issued or outstanding.

        Our Board of Directors has authority, without approval of the stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including some or all of the following:

  •
  the description of the shares of preferred stock;

  •
  the number of shares of preferred stock offered;

  •
  the voting rights, if any, of the holders of the shares of preferred stock;

  •
  the offering price of the shares of preferred stock;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the shares of preferred stock shall accumulate;

  •
  the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the shares of preferred stock on a securities exchange;

  •
  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares;"

  •
  the federal income tax consequences of owning the preferred stock;

  •
  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  •
  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other terms of the preferred stock.

        As described under "Description of Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by our Board of Directors out of assets legally available therefor. We will pay each dividend to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, we may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividends periods and the then current dividend period. If the applicable series does not have a cumulative dividend, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any applicable series entitled to a cumulative dividend, we may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, we need only declare, and pay or set aside for payment, the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        We will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        We may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon the voluntary or involuntary liquidation of Ventas, Inc., before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of our remaining asset, and our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, Ventas, Inc.'s Certificate of Incorporation provides that if a person acquires beneficial ownership of greater than 9.9% of our outstanding preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the shares or (2) the market price on the date we buy the shares, and may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Ventas, Inc. preferred stock represented by depositary shares. The prospectus supplement relating to the offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon the voluntary or involuntary liquidation of Ventas, Inc., each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc. common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  •
  you will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

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  your tax basis in each share of preferred stock received upon exchange of depositary shares will be the same as the aggregate tax basis of the depositary shares so exchanged; and

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  if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred stock in connection with a liquidation of Ventas, Inc. and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

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  each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from us with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither a depositary nor we will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither a depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of Ventas, Inc.'s warrants. The prospectus supplement relating to the offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We will enter a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered including some or all of the following:

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  the offering price;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the federal income tax consequences of owning the warrants;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        We and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended thereby. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty and Ventas Capital and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer(s) means either Ventas, Inc. or Ventas Realty and Ventas Capital, as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the applicable base indenture and such supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer(s).

        The debt securities will be direct unsecured general obligations of the issuer(s) and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer(s), the guarantors named therein and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. We refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) collectively in this prospectus as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        Each indenture provides that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debts securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

        If two or more persons are acting as trustee with respect to different series of debts securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

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  the title of the debt securities;

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  the issuer(s) of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer(s) will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or any similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the applicable base indenture;

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  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

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  any additions or changes with respect to the other covenants in the applicable base indenture;

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  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

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  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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  the guarantors, if any, who will guarantee the debt securities and the methods of determining, and releasing, such guarantors, if any;

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  the trustee for that series of debt securities, if other than U.S. Bank National Association; and

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  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but we may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, which we refer to in this prospectus as DTC, will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

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  limited-purpose trust company organized under the New York Banking Law;

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  banking organization within the meaning of the New York Banking Law;

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  member of the U.S. Federal Reserve System;

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  clearing corporation within the meaning of the New York Uniform Commercial Code; and

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  clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. We and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary;

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  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

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  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

Merger

        Ventas, Inc. generally may not consolidate with, or sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its restricted subsidiaries taken as a whole to, or merge with or into, any other person or entity unless:

  •
  either:

  •
  Ventas, Inc. is the surviving corporation; or

  •
  if Ventas, Inc. is not the surviving corporation, the successor person or entity is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia and such successor person or entity expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  •
  neither Ventas, Inc. nor the successor person or entity is in default immediately after the transaction under the applicable indenture.

        The restrictions on Ventas, Inc.'s ability to sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets does not apply to sales, assignments, transfers, conveyances or dispositions between Ventas, Inc. and its restricted subsidiaries. If and when a successor person or entity were to assume all the obligations of the issuer(s) and the guarantors under the applicable indenture and the debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the Ventas, Inc. in accordance with the foregoing provisions, the issuer(s) and the guarantors shall be released from those obligations.

Events of Default, Notice and Waiver

        Each base indenture provides that the following are events of default with respect to any series of debt securities issued thereunder unless the applicable prospectus supplement states otherwise:

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  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

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  default in the making of any sinking fund payment required for any debt security of that series when due;

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  default in the performance of any of our other covenants in the applicable indenture that continues for 60 days after written notice, other than default in a covenant included in that indenture solely for the benefit of another series of debt securities;

  •
  the acceleration of the maturity of more than $50,000,000 in the aggregate of any of our other indebtedness, where that indebtedness is not discharged or that acceleration is not rescinded or annulled after written notice;

  •
  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its properties;

  •
  any guarantees of the debt securities cease to be in full force and effect or the guarantors disaffirm or deny their obligations with respect to any guarantees of the debt securities; and

  •
  any other event of default provided with respect to that particular series of debt securities and described in the applicable prospectus supplement.

        The applicable trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the applicable trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or a specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, Ventas, Inc. must file with the applicable trustee a statement, signed by certain of its officers, certifying that to their knowledge Ventas, Inc. and any applicable subsidiaries are in compliance with the applicable indenture and related debt securities, or else specifying any default.

        Except with respect to its duties in case of default, the applicable trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding debt securities, unless those holders have offered the trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in each indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the applicable trustee, or the exercising of any of the trustee's trusts or powers.

Modification of the Indentures

        Modifications and amendments of each indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities issued under that indenture which are affected by the modification or amendment (including without limitation consents obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). However, unless the applicable prospectus supplement states otherwise, the holder of each affected debt security must consent to any modification or amendment of the applicable indenture that:

  •
  reduces the principal amount of debt securities of that series whose holders must consent to a modification or an amendment;

  •
  reduces the principal of or changes the fixed maturity of that debt security or alters the provisions with respect to the redemption of that debt security;

  •
  reduces the rate of or changes the time for payment of interest on that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  waives a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  makes that debt security payable in a currency other than that stated in that debt security;

  •
  makes any change in the provisions of that indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  releases any guarantor from any of its obligations under its guarantee of the debt securities or under that indenture except in accordance with the terms of that indenture;

  •
  makes any change in the amendment and waiver provisions set forth above; or

  •
  in the case of subordinated debt securities, subordinates the indebtedness evidenced by that debt security to any of our other indebtedness other than the senior indebtedness.

        The issuer(s) and the applicable trustee may amend each indenture without the consent of the holders of any debt securities in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

  •
  to secure the debt securities issued under the applicable indenture; and

  •
  to cure any ambiguity or defect or to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision of that indenture.

Defeasance and Covenant Defeasance

        When the issuer(s) establish a series of debt securities, they may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer(s) may elect either:

  •
  to defease and, together with all guarantors (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer(s) must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer(s) will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust the issuer(s) must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

  •
  direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer(s) effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer(s) have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer(s) and the guarantors, if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer(s) and the guarantors, if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At December 31, 2005, we had $1.8 billion of senior indebtedness outstanding. The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer(s) may make payments on the subordinated debt securities:

  •
  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer(s) make payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer(s) and the guarantors means the following indebtedness or obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer(s) or the guarantors are responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations do not constitute senior indebtedness if the instrument by which the issuer(s) or the guarantors become obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer(s) or the guarantors, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into Ventas, Inc. common stock.

        The holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert a portion of the convertible debt security which is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

  •
  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

  •
  subdivisions and combinations of Ventas, Inc. common stock;

  •
  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its current per share market price; and

  •
  the distribution to all holders of Ventas, Inc. common stock of:

  (1)
  shares of Ventas, Inc. capital stock, other than common stock;

  (2)
  evidence of our indebtedness or assets excluding cash dividends or distributions paid from our retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        However, we will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In place of fractional shares, we will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc., or Ventas Realty and Ventas Capital, and/or any of Ventas, Inc.'s then existing or future subsidiaries, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc., or Ventas Realty and Ventas Capital, and/or such guarantor subsidiaries, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. and the Subsidiary Guarantors are guarantors under the indentures governing our existing senior notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.

Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

VALIDITY OF THE OFFERED SECURITIES

        Willkie Farr & Gallagher LLP, New York, New York will issue an opinion for Ventas, Inc., Ventas Realty, Ventas Capital and the Subsidiary Guarantors about the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of its internal control over financial reporting as of December 31, 2005, as set forth in their reports thereon, which are incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Ventas, Inc.'s consolidated financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule of Provident as of December 31, 2004 and for the period from March 1, 2004 (inception) to December 31, 2004, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet and schedule of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2005 and December 31, 2004 and the related consolidated statements of income, partners' capital and cash flows for the year ended December 31, 2005 and for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of income, partners' capital and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Such financial statements are incorporated by reference in reliance upon their authority as experts in accounting and auditing.

        The consolidated financial statements of ElderTrust Operating Limited Partnership for the year ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We and ETOP file annual, quarterly and current reports, proxy statements and other information with the Commission. Our and ETOP's Commission filings are available over the Internet on the Commission's website at www.sec.gov. You also may read and copy any documents that we and ETOP file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us is also available on our Web site at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we and ETOP file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we or ETOP file later with the Commission will automatically update and supersede this information. We are incorporating by reference Ventas, Inc.'s and ETOP's documents listed below and any future filings Ventas, Inc. and ETOP make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered under this prospectus are sold:

  •
  Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Ventas, Inc.'s Current Reports on Forms 8-K filed February 1, 2006 and February 28, 2006 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Condition);

  •
  Ventas, Inc.'s Registration Statement on Form S-4 (File No. 333-124379), as amended (however, we do not incorporate by reference the financial statements and supporting schedules and notes thereto of Alterra and Brookdale);

  •
  ETOP's Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Ventas, Inc.'s Proxy Statement filed on April 5, 2006 for the 2006 Annual Meeting of Stockholders; and

  •
  The description of our common stock set forth in Ventas, Inc.'s Registration Statement on Form 8-A filed with the Commission on January 23, 1992.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  General Counsel
  Ventas, Inc.
  10350 Ormsby Park Place
  Suite 300
  Louisville, Kentucky 40223
  (502) 357-9000

        No separate financial statements of Ventas Realty or Ventas Capital have been included herein. It is not expected that Ventas Realty or Ventas Capital will file reports, proxy statements or other information under the Exchange Act with the Commission.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

3,900,000 Shares

Ventas, Inc.

Common Stock

P R O S P E C T U S    S U P P L E M E N T

UBS Investment Bank

January 28, 2008

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
Prospectus
PROSPECTUS SUPPLEMENT SUMMARY
Ventas, Inc.
The Offering
RISK FACTORS
USE OF PROCEEDS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Table of Contents
ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENTS
ABOUT THE REGISTRANTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF VENTAS, INC. COMMON STOCK
DESCRIPTION OF VENTAS, INC. PREFERRED STOCK
DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES
DESCRIPTION OF VENTAS, INC. WARRANTS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF THE OFFERED SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE